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                              FORM OF SECURED NOTE



$ ----------                                     -----------------------
                                                 __________________, 1998



                  FOR VALUE RECEIVED, _______________________________, a
___________________________, with offices at
___________________________________________________ ("Maker"), hereby promises to pay to the order of ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 415 McFarlan Road, Suite 202, Kennett Square, PA 19348 (herein with all subsequent holders of this Note referred to, collectively, as "Holder"), at the offices of Holder or at such other place as Holder shall designate in writing, the principal amount of ________________ _____________________________________ ($_____________), or so much thereof as may be disbursed pursuant to the Loan Agreement (as defined below) (the "Loan"), in lawful money of the United States of America, and in immediately available funds, with interest thereon from the date hereof at the Interest Rate stated below ("Interest"), all such principal and Interest to be paid as set forth below, without offset.

                  1. Interest Rate. The interest rate hereon (the "Interest Rate") (computed on the basis of actual days elapsed and a year of 360 days) shall be ______ percent (____%) per annum; provided, however, that in the event that the Maturity Date (as defined below) is extended pursuant to Section 8.15 of the Loan Agreement (as defined below), the Interest Rate for such extension periods shall be revised to equal the Three Year Treasury Rate on the date immediately preceding the applicable extension period, plus ___________________ percent (____%). As used herein, the term "Three Year Treasury Rate" shall mean the yield on the United States Treasury note or bond, as identified by Holder, having the closest maturity (month and year) to the date which is three (3) years from the first day of the applicable extension period.

                  2. Security. This Note evidences a loan advanced in connection with that certain Construction Loan Agreement (the "Loan Agreement"), dated as of the date hereof between Maker and Holder, and is secured by (a) a Mortgage and Security Agreement, dated as of the date hereof, to be executed by Maker in favor of Holder (the "Mortgage"), which Mortgage was or shall be recorded following its execution, and is intended to and does encumber, among other things, that certain parcel of land, together with the buildings, structures and other improvements now or hereafter erected thereon and owned by Maker located in ____________ Township, Pennsylvania, as more fully described in the Mortgage (and referred to in the Mortgage and herein as the "Mortgaged Premises"); (b) an Assignment of

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Rents and Leases by Maker in favor of Holder (the "Assignment of Leases"); (c)
an Assignment of Agreements affecting Real Estate by Maker in favor of Holder (the "Assignment of Agreements"); (d) a Guaranty and Suretyship Agreement by ______________________________, an affiliate of Maker, in favor of Holder (the "Guaranty"); and (e) other documents given or to be given as security for the Loan. This Note, together with the Mortgage, Assignment of Leases, Assignment of Agreements, Guaranty and all other documents executed in connection therewith, as the same may be modified, amended, supplemented or assigned from time to time, are sometimes referred to herein collectively as the "Loan Documents" or individually as a "Loan Document."

         3.Repayment; Maturity.

                  3.1. Interest on the outstanding principal balance hereof shall accrue from the date hereof and shall be due and payable in arrears on the first business day of each month, commencing on the first such day of the month next commencing after the date hereof.

                  3.2. The entire unpaid principal amount hereof, together with all accrued but unpaid Interest thereon and all other amounts payable hereunder or under any of the Loan Documents shall be due and payable on the earlier to occur of the following: (a) the date on which the Mortgaged Premises is sold or transferred by Maker to any third party and (b) _________________ ________________, (the "Maturity Date"), or such earlier date resulting from acceleration by Holder of the indebtedness evidenced by this Note in connection with any Event of Default (as defined below) or otherwise. The Maturity Date may be extended by up to ____ additional twelve (12) month periods pursuant to
Section 8.15 of the Loan Agreement.

                  3.3 Any payment on this Note coming due on a Saturday, Sunday or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

         4.Additional Payments, Default Rate.

                  4.1. In addition to the payments provided for in Paragraph 3 above, Maker promises to pay on demand any future advances or additional monies required to be paid or advanced by Maker, or paid or advanced on behalf of Maker by Holder, pursuant to the terms of the Loan Agreement, the Mortgage and the other Loan Documents. Maker promises to pay all costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred by Holder in connection with the collection hereof or in the protection or realization of any collateral now or hereafter given as security for the repayment hereof. This Note shall evidence, and the Mortgage and other Loan Documents shall secure the payment of, all such

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sums so advanced or paid, and such advances or payments shall bear interest at the same rate as the principal indebtedness hereunder.

                  4.2. From and after the Maturity Date (as extended, if appropriate) and from and after the occurrence of any Event of Default irrespective of any acceleration or otherwise, all amounts remaining unpaid or thereafter accruing hereunder, as well as any amounts owing pursuant to the foregoing Paragraph 4.1, shall bear interest at a default rate (the "Default Rate") of two (2) percent (2%) per annum above the Interest Rate.

         5. Application of Interest. In the event the interest provisions hereof or any exactions provided for herein or in any of the Loan Documents shall result in an effective rate of interest which, for any period of time, exceeds the limit of any usury or other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied toward repayment of outstanding principal immediately upon receipt of such moneys by Holder with the same force and effect as if Maker had specifically designated such extra sums to be so applied to principal and Holder had agreed to accept such extra payment(s) in repayment of the principal balance hereof. Notwithstanding the foregoing, however, Holder may at any time and from time to time elect, by notice in writing to Maker, to reduce or limit the collection of any interest to such sums which shall not result in any payment of interest in excess of that lawfully collectable. Maker agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty, rather than interest.

         6. Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) Failure to pay, when due, the principal, any interest or any other sum payable hereunder (whether upon the Maturity Date or upon acceleration or otherwise);

                  (b) The occurrence of any Event of Default, as defined in the Loan Agreement; or

                  (c) The occurrence of any Event of Default, as defined in the Mortgage.

         7.Remedies. If an Event of Default exists, Holder may exercise any right, power or remedy permitted by law or as set forth herein or in the Mortgage, the Loan Agreement or in any other Loan Document and, without limiting the generality of the foregoing, Holder shall thereupon have the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by the Mortgage, the Loan Agreement or by any other Loan Document to be, and such

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principal, interest and other sums shall thereupon become, forthwith due and payable. Holder shall have the right of set-off against all property of the undersigned now or at any time in Holder's possession.

                  8.Rights Cumulative. The rights and remedies of Holder as provided herein and in any other Loan Document, and all warrants of attorney contained herein and therein shall be cumulative and concurrent, and may be pursued singly, successively or together against Maker or the Mortgaged Premises or any other collateral security for payment of amounts due hereunder, at the sole discretion of Holder; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. No single or partial exercise by the Holder of any right hereunder or under any Loan Document shall preclude any other or further exercise of any other rights. Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies under this Note unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth therein; and a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

                  9.Waivers.

                  9.1. Maker expressly waives presentment for payment, demand, notice of dishonor, protest, notice of protest, diligence of collection, and (except as otherwise expressly provided herein or in any other Loan Document to the contrary) any other notice of any kind, and hereby consents to any number of renewals and extensions of time of payment hereof, which renewals and extensions shall not affect the liability of Maker.

                  9.2. Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note, or under any other Loan Document, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting the Mortgaged Premises, or any other property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or upon any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Holder.

                  10. Construction of Terms. The word "Maker" whenever used herein is intended to and shall be construed to mean the entity who has executed this Note, and its successors and assigns, and the liability of each such person or entity shall be joint and several. All covenants, promises, agreements, authorizations, waivers, releases, options, undertakings, rights and benefits made or given herein by Maker shall bind and affect all persons who are hereinabove defined as "Maker" as fully as though all such persons were specifically named herein whenever the term "Maker" is

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used. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

                  11. JURISDICTION; TRIAL BY JURY. MAKER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND/OR THE COURTS OF THE UNITED STATES LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA IN ANY AND ALL ACTIONS OR PROCEEDINGS ARISING HEREUNDER OR PURSUANT HERETO, AND IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS AS MAKER MAY DIRECT BY NOTICE TO HOLDER. MAKER IRREVOCABLY AS AN INDEPENDENT COVENANT WAIVES A JURY TRIAL AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING BETWEEN MAKER AND HOLDER, WHETHER HEREUNDER OR OTHERWISE.

                  12. Modifications. This Note may not be changed orally, but only by an agreement in writing signed by Maker and Holder.

                  13. Governing Law. This Note shall be governed by and construed according to the law of the Commonwealth of Pennsylvania (but not including the choice of law provisions thereof).

                  14. Headings. The headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Note nor shall they affect its meaning, construction or effect.

                  15. Severability. If any provision of this Note or the application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

                  16. Communications. All communications required or permitted by this Note shall be in accordance with Section 8.6 of the Loan Agreement.

                  18. Assignment. This Note and the obligations of Maker hereunder shall not be assigned in any respect without the prior written consent of Holder, which consent may be granted or withheld in Holder's sole discretion. Holder shall have the absolute right, without Maker's consent or approval, to assign in whole or in part this Note and/or the other Loan Documents to any third party(ies).

                    IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

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                                       MAKER:




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                                       By:
                                           ---------------------------------
                                       Name:
                                       Title: